Exhibit 99.1

PEBBLEBROOK HOTEL TRUST REPORTS FIRST QUARTER 2023 RESULTS

Q1 FINANCIAL HIGHLIGHTS
▪Net loss: ($22.0) million
▪Same-Property Total RevPAR(1) increased 23.8% vs. 2022
▪Same-Property EBITDA(1) $59.3 million, 25.4% above 2022
▪Adjusted EBITDAre(1) $60.8 million, increased 30.8% vs. 2022
▪Adjusted FFO(1) per diluted share $0.18 vs. $0.11 in 2022

HOTEL OPERATING TRENDS
▪ Business demand, both group and transient, continues to recover, benefiting our urban markets as well as our resorts; group revenue pace for Q2-Q4 2023 is up 20% over the prior year, with ADR ahead by 8.7%
▪ Leisure demand remains healthy. As expected, Resort ADR premiums remain far above 2019, but less than last year, as occupancies recover. Compared with the prior year, Urban ADR premiums continue to grow, offsetting resort declines. Same Property ADR declined by 0.8% as Same-Property Occupancy climbed 19.4%
▪ Have not yet seen any slowdown in business and leisure demand due to macro-economic concerns

PORTFOLIO UPDATES & REPOSITIONINGS
▪ During the quarter, completed $135.3 million of property sales, including The Heathman Hotel in Portland, Oregon for $45 million, the retail parcel at 909 North Michigan Avenue in Chicago for $27.3 million and Hotel Colonnade in Coral Gables, Florida for $63 million
▪ Executed contracts to sell Monaco Seattle for $63.3 million and Vintage Seattle for $33.7 million. Both individual sales are targeted to close later in Q2 2023
▪ Made $26.2 million of capital investments during the quarter, including the ongoing major renovations of Hilton San Diego Gaslamp Quarter, Newport Harbor Island Resort, Viceroy Santa Monica, and Jekyll Island Club Resort and the redevelopment of Hotel Solamar into Margaritaville Hotel San Diego Gaslamp Quarter

Q2 2023 OUTLOOK	▪ Net income: $34.0 to $38.9 million ▪ Same-Property RevPAR(1) +1.0% to +4.0% vs. 2022 ▪ Adjusted EBITDAre(1): $107.5 to $113.0 million ▪ Adjusted FFO(1) per diluted share: $0.52 to $0.57
(1) See tables later in this press release for a description of Same-Property information and reconciliations from net income (loss) to non-GAAP financial measures used in the table above and elsewhere in this press release.

“
First-quarter operating results exceeded our outlook due to improving demand in a number of urban markets, including San Francisco, Portland, Chicago, and Washington, DC. This generated substantial gains in room and non-room revenue with improved profits across our properties in these markets. Our resorts benefited from improving occupancies from recovering group demand with ADR premiums continuing to be far above 2019. Performance at our West Coast resorts would have been better but for the endless rains and cold weather on the West Coast throughout the quarter that negatively affected leisure demand. We completed three property sales during the quarter in an increasingly challenging market, and we executed contracts to sell two additional hotels, both in Seattle, and we expect these sales will close later in the second quarter. We continue to utilize proceeds from property sales to reduce our net debt and repurchase our shares at a significant discount to the underlying saleable private market value of our portfolio.”

-Jon E. Bortz, Chairman and Chief Executive Officer of Pebblebrook Hotel Trust

First Quarter Highlights

	First Quarter
Same-Property and Corporate Highlights	2023	2022 (‘23 vs. ‘22 growth)
	($ in millions except per share and RevPAR data)

Net income (loss)	($22.0)	($100.2)

Same-Property Room Revenues(1)	$185.7	$156.6
Same-Property Room Revenues variance		18.6%

Same-Property Total Revenues(1)	$289.7	$234.1
Same-Property Total Revenues variance		23.8%

Same-Property Total Expenses(1)	$230.4	$186.8
Same-Property Total Expenses variance		23.3%

Same-Property EBITDA(1)	$59.3	$47.3
Same-Property EBITDA variance		25.4%

Adjusted EBITDAre(1)	$60.8	$46.5
Adjusted EBITDAre variance		30.8%

Adjusted FFO(1)	$22.4	$14.0
Adjusted FFO per diluted share(1)	$0.18	$0.11
Adjusted FFO per diluted share variance		63.6%

	2023 Monthly Results
Same-Property Portfolio Highlights(2)	January	February	March
	($ in millions except ADR and RevPAR data)

Occupancy	47.3%	59.9%	66.9%
ADR	$287	$293	$303
RevPAR	$135.9	$175.2	$202.4
Total Revenues	$80.8	$93.0	$115.9
Total Revenues growth rate (2023 vs. 2022)	58.7%	20.2%	9.6%
Hotel EBITDA	$6.0	$18.7	$34.6

(1)See tables later in this press release for a description of Same-Property information and reconciliations from net income (loss) to non-GAAP financial measures, including Earnings Before Interest, Taxes, Depreciation and Amortization ("EBITDA"), EBITDA for Real Estate ("EBITDAre"), Adjusted EBITDAre, Funds from Operations ("FFO"), FFO per share, Adjusted FFO and Adjusted FFO per share.

        Adjusted EBITDAre, Adjusted FFO and Adjusted FFO per share exclude the amortization of share-based compensation expense. Historical and comparable period results of such non-GAAP financial measures have been adjusted to reflect the exclusion.

(2)Includes information for all of the hotels the Company owned as of March 31, 2023, except for the following:
•1 Hotel San Francisco
•LaPlaya Beach Resort & Club

“Our urban hotels led the portfolio growth this quarter, with occupancy up 22.1 percent and ADR rising by 8.7 percent. Total RevPAR at our urban hotels increased 38.4 percent, and their EBITDA more than doubled over the prior-year period,” noted Mr. Bortz. “San Francisco and Washington, DC were our most improved urban markets during the quarter. San Francisco benefited from healthy citywide and corporate group demand as well as improved business transient demand. Our hotels in Washington, DC saw significantly improved business transient, group, and convention demand, as occupancy levels doubled versus the prior year period.”

In addition to several winter storms during Q1, the Company’s hotel operating results were also negatively impacted by the disruption from several ongoing redevelopment projects. These renovations displaced approximately 275 basis points of Same-Property RevPAR growth, approximately $6.8 million of hotel revenues, and approximately $5.0 million of Same-Property EBITDA.
Update on Impact from Hurricane Ian
The Company continues to complete significant repairs and rebuilding at the 189-room LaPlaya Beach Resort & Club. The resort’s Bay Tower (40 rooms) reopened during the first quarter. The Gulf Tower (70 rooms) partially reopened in April. The property’s Beach House (79 rooms) remains closed but is on track to be fully remediated, restored and reopened by the end of this year. The resort is currently operating with limited resort services and amenities, but we expect these to be restored over the next three months as rebuilding these facilities is completed.

The Company anticipates all operational disruption will be covered under the Company’s business interruption and property insurance programs, net of deductibles. A preliminary business interruption settlement of $8.1 million was recorded Q1 related to lost income from Q4 2022. The Company anticipates an additional preliminary business interruption settlement of approximately $10.0 million to be approved in Q2 2023 relating to lost business from Q1 2023. Pebblebrook expects to record additional business interruption settlements in 2023 as these are determined and finalized with its insurance providers.
Update on Strategic Dispositions
The Company completed three property dispositions during the quarter, generating $135.3 million of sales proceeds. This included The Heathman Hotel (151 rooms) in Portland, Oregon, for $45.0 million, Hotel Colonnade (157 rooms) in Coral Gables, Florida, for $63.0 million, and the retail parcel located at 909 North Michigan Avenue in Chicago, Illinois, adjacent to the Company’s Westin Michigan Avenue for $27.3 million.

The Company has executed individual contracts to sell Monaco Seattle (189 rooms) for $63.3 million and Vintage Seattle (125 rooms) for $33.7 million to separate non-affiliated third parties. Each property sale is subject to normal closing conditions. The Company offers no assurances that these sales will be completed on these terms or at all. The property sales are targeted to be completed later in the second quarter of 2023.

Net proceeds from the Company’s dispositions will be used for general corporate purposes, including reducing the Company’s outstanding debt and repurchasing common and preferred shares.
Common Share Repurchases
Since our last Earnings Release in late February 2023, the Company has repurchased 3.0 million common shares at an average price of $13.85 per share. On a cumulative basis since October 2022, the Company has repurchased 8.5 million common shares or approximately 6.4 percent of the Company’s previous outstanding share count, at an average price of $14.66 per share, representing an approximate 48% discount to the midpoint of the Company's most recently published estimated Net Asset Value (“NAV”).
Capital Investments and Strategic Property Redevelopments
During the first quarter, the Company completed $26.2 million of capital investments throughout its portfolio. The Company expects to invest a total of $145.0 to $155.0 million in capital improvements in 2023, which includes completing the redevelopment and repositioning projects at Hotel Solamar (to be converted to Margaritaville Hotel San Diego Gaslamp Quarter), Hilton San Diego Gaslamp Quarter, Jekyll Island Club Resort, Viceroy Santa Monica Hotel, Estancia La Jolla Hotel & Spa, the four guesthouses at Southernmost Beach Resort, as well as the development of a new outdoor venue and 11 additional alternative lodging units at Skamania Lodge. We also expect to commence the comprehensive redevelopment and repositioning of Newport Harbor Island Resort in the fourth quarter.
Balance Sheet and Liquidity
As of March 31, 2023, the Company had $146.5 million of consolidated cash, cash equivalents and restricted cash, in addition to $636.9 million of undrawn availability on its senior unsecured revolving credit facility, for total liquidity of $783.4 million. The Company had $2.4 billion in consolidated debt and convertible notes at an effective weighted-average interest rate of 4.1 percent. $1.7 billion, or 71% of the Company’s total outstanding debt and convertible notes, was at an effective weighted-average fixed interest rate of 3.0 percent, and $0.7 billion, or 29% percent, was at a weighted-average floating interest rate of 6.9 percent.

Common and Preferred Dividends
On March 15, 2023, the Company declared a quarterly cash dividend of $0.01 per share on its common shares and a regular quarterly cash dividend for the following preferred shares of beneficial interest.
▪$0.39844 per 6.375% Series E Cumulative Redeemable Preferred Share;
▪$0.39375 per 6.3% Series F Cumulative Redeemable Preferred Share;
▪$0.39844 per 6.375% Series G Cumulative Redeemable Preferred Share; and
▪$0.35625 per 5.7% Series H Cumulative Redeemable Preferred Share.
Update on Curator Hotel & Resort Collection
Curator Hotel & Resort Collection (“Curator”) is a distinct collection of experientially focused small brands and independent lifestyle hotels and resorts worldwide founded by Pebblebrook and several industry-leading independent lifestyle hotel operators. As of March 31, 2023, Curator had 97 member hotels and 102 master service agreements with preferred vendor partners, providing Curator member hotels with preferred pricing, enhanced operating terms, and early access to curated new technologies.
Q2 2023 Outlook
Based on current trends and assuming no material disruptions to travel caused by pandemics or worsening macro-economic conditions, the Company’s outlook for Q2 2023 is as follows:

	Q2 2023 Outlook
	Low	High
	($ and shares/units in millions, except per share and RevPAR data)

Net loss	$34.0	$38.9

Adjusted EBITDAre	$107.5	$113.0

Adjusted FFO	$65.0	$70.5
Adjusted FFO per diluted share	$0.52	$0.57

This Q2 2023 Outlook is based, in part, on the following estimates and assumptions:

Same-Property RevPAR	$227.6	$234.4
Same-Property RevPAR variance vs. 2022	1.0%	4.0%

Same-Property EBITDA	$108.0	$113.0
Same-Property EBITDA variance vs. 2022	(15.4%)	(11.5%)

The Company’s Same-Property RevPAR and Same-Property EBITDA assumptions exclude properties expected to be sold in Q2 2023.
The Company’s outlook incorporates the estimated negative impact of displaced revenues and EBITDA associated with the ongoing redevelopments and transformations of Solamar Hotel (conversion to Margaritaville Hotel San Diego Gaslamp Quarter), Hilton San Diego Gaslamp Quarter, Estancia La Jolla Hotel & Spa, Viceroy Santa Monica, Jekyll Island Club Resort, and a small renovation project at The Nines Portland. Same-Property RevPAR growth is expected to be negatively impacted by these major transformation projects in the second quarter by approximately 150 basis points, and Same-Property EBITDA is expected to be reduced by approximately $5.5 million.

The second quarter outlook also incorporates an estimated $10.0 million for an additional preliminary business interruption settlement at LaPlaya relating to lost income from the first quarter of 2023. This amount affects the Company’s Adjusted EBITDAre, Adjusted FFO, and net income.

First Quarter 2023 Earnings Call
The Company will conduct its quarterly analyst and investor conference call on Thursday, April 27, 2023, at 10:00 AM ET. Please dial (877) 407-3982 approximately ten minutes before the call begins to participate. A live webcast of the conference call will also be available through the Investor Relations section of www.pebblebrookhotels.com. To access the webcast, click on https://investor.pebblebrookhotels.com/news- and-events/webcasts/default.aspx ten minutes before the conference call. A replay of the conference call webcast will be archived and available online.
About Pebblebrook Hotel Trust
Pebblebrook Hotel Trust (NYSE: PEB) is a publicly traded real estate investment trust (“REIT”) and the largest owner of urban and resort lifestyle hotels and resorts in the United States. The Company owns 49 hotels and resorts, totaling approximately 12,500 guest rooms across 14 urban and resort markets. For more information, visit www.pebblebrookhotels.com and follow us at @PebblebrookPEB.

This press release contains certain “forward-looking statements” made pursuant to the safe harbor provisions of the Private Securities Reform Act of 1995. Forward-looking statements are generally identifiable by the use of forward-looking terminology such as “may,” “will,” “should,” “potential,” “intend,” “expect,” “seek,” “anticipate,” “estimate,” “approximately,” “believe,” “could,” “project,” “predict,” “forecast,” “continue,” “assume,” “plan,” references to “outlook” or other similar words or expressions. Forward-looking statements are based on certain assumptions and can include future expectations, future plans and strategies, financial and operating projections and forecasts and other forward-looking information and estimates. Examples of forward- looking statements include the following: descriptions of the Company’s plans or objectives for future capital investment projects, operations or services; forecasts of the Company’s future economic performance; forecasts of hotel industry performance; statements regarding expectations of hotel dispositions; use of proceeds; and descriptions of assumptions underlying or relating to any of the foregoing expectations including assumptions regarding the timing of their occurrence. These forward-looking statements are subject to various risks and uncertainties, many of which are beyond the Company’s control, which could cause actual results to differ materially from such statements. These risks and uncertainties include, but are not limited to, the state of the U.S. economy and the supply of hotel properties, and other factors as are described in greater detail in the Company’s filings with the SEC, including, without limitation, the Company’s Annual Report on Form 10-K for the year ended December 31, 2022. Unless legally required, the Company disclaims any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

For further information about the Company’s business and financial results, please refer to the "Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” sections of the Company’s filings with the U.S. Securities and Exchange Commission, including, but not limited to, its Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, copies of which may be obtained at the Investor Relations section of the Company’s website at www.pebblebrookhotels.com.

All information in this press release is as of March 31, 2023. The Company undertakes no duty to update the statements in this press release to conform the statements to actual results or changes in the Company’s expectations.

###
Contacts:
Raymond D. Martz, Chief Financial Officer, Pebblebrook Hotel Trust - (240) 507-1330
For additional information or to receive press releases via email, please visit our website at
www.pebblebrookhotels.com

Pebblebrook Hotel Trust
Consolidated Balance Sheets
($ in thousands, except share and per-share data)

	March 31, 2023	December 31, 2022
	(Unaudited)
ASSETS
Assets:
Investment in hotel properties, net	$5,703,446	$5,874,876
Hotels held for sale	70,859	44,861
Cash and cash equivalents	138,515	41,040
Restricted cash	8,034	11,229
Hotel receivables (net of allowance for doubtful accounts of $292 and $431, respectively)	43,422	45,258
Prepaid expenses and other assets	113,459	116,276
Total assets	$6,077,735	$6,133,540

LIABILITIES AND EQUITY
Liabilities:
Unsecured term loans, net of unamortized deferred financing costs	1,372,794	1,372,057
Convertible senior notes, net of unamortized debt premium and discount and deferred financing costs	746,560	746,326
Senior unsecured notes, net of unamortized deferred financing costs	49,940	49,920
Mortgage loans, net of unamortized debt discount and deferred financing costs	218,723	218,990
Accounts payable, accrued expenses and other liabilities	258,934	250,518
Lease liabilities - operating leases	320,469	320,402
Deferred revenues	82,450	73,603
Accrued interest	9,359	4,535
Liabilities related to hotels held for sale	2,214	428
Distribution payable	12,181	12,218
Total liabilities	3,073,624	3,048,997
Commitments and contingencies

Shareholders' Equity:
Preferred shares of beneficial interest, $0.01 par value (liquidation preference $715,000 at March 31, 2023 and December 31, 2022), 100,000,000 shares authorized; 28,600,000 shares issued and outstanding at March 31, 2023 and December 31, 2022	286	286
Common shares of beneficial interest, $0.01 par value, 500,000,000 shares authorized; 123,632,667 shares issued and outstanding at March 31, 2023 and 126,345,293 shares issued and outstanding at December 31, 2022	1,236	1,263
Additional paid-in capital	4,142,491	4,182,359
Accumulated other comprehensive income (loss)	29,891	35,724
Distributions in excess of retained earnings	(1,258,275)	(1,223,117)
Total shareholders' equity	2,915,629	2,996,515
Non-controlling interests	88,482	88,028
Total equity	3,004,111	3,084,543
Total liabilities and equity	$6,077,735	$6,133,540

Pebblebrook Hotel Trust
Consolidated Statements of Operations
($ in thousands, except share and per-share data)
(Unaudited)
	Three months ended March 31,
	2023	2022

Revenues:
Room	$196,374	$168,632
Food and beverage	75,763	62,424
Other operating	33,582	27,012
Total revenues	$305,719	$258,068

Expenses:
Hotel operating expenses:
Room	$56,424	$42,463
Food and beverage	58,672	46,050
Other direct and indirect	99,214	85,847
Total hotel operating expenses	214,310	174,360
Depreciation and amortization	58,369	59,100
Real estate taxes, personal property taxes, property insurance, and ground rent	28,904	30,457
General and administrative	9,988	9,708
Impairment	—	60,983
(Gain) loss on sale of hotel properties	(6,635)	—
Business interruption insurance income	(8,089)	—
Other operating expenses	3,670	1,123
Total operating expenses	300,517	335,731
Operating income (loss)	5,202	(77,663)
Interest expense	(27,430)	(22,572)
Other	183	19
Income (loss) before income taxes	(22,045)	(100,216)
Income tax (expense) benefit	—	—
Net income (loss)	(22,045)	(100,216)
Net income (loss) attributable to non-controlling interests	883	(686)
Net income (loss) attributable to the Company	(22,928)	(99,530)
Distributions to preferred shareholders	(10,988)	(11,344)
Net income (loss) attributable to common shareholders	$(33,916)	$(110,874)

Net income (loss) per share available to common shareholders, basic	$(0.27)	$(0.85)
Net income (loss) per share available to common shareholders, diluted	$(0.27)	$(0.85)

Weighted-average number of common shares, basic	125,488,415	130,904,299
Weighted-average number of common shares, diluted	125,488,415	130,904,299

Considerations Regarding Non-GAAP Financial Measures
This press release includes certain non-GAAP financial measures. These measures are not in accordance with, or an alternative to, measures prepared in accordance with GAAP and may be different from similarly titled non-GAAP financial measures used by other companies. In addition, these non-GAAP financial measures are not based on any comprehensive set of accounting rules or principles. Non-GAAP financial measures have limitations in that they do not reflect all of the amounts associated with the Company’s results of operations determined in accordance with GAAP.

Funds from Operations (“FFO”) - FFO represents net income (computed in accordance with GAAP), excluding gains or losses from sales of properties, plus real estate-related depreciation and amortization and after adjustments for unconsolidated partnerships. The Company considers FFO a useful measure of performance for an equity REIT because it facilitates an understanding of the Company's operating performance without giving effect to real estate depreciation and amortization, which assume that the value of real estate assets diminishes predictably over time. Since real estate values have historically risen or fallen with market conditions, the Company believes that FFO provides a meaningful indication of its performance. The Company also considers FFO an appropriate performance measure given its wide use by investors and analysts. The Company computes FFO in accordance with standards established by the Board of Governors of Nareit in its March 1995 White Paper (as amended in November 1999 and April 2002), which may differ from the methodology for calculating FFO utilized by other equity REITs and, accordingly, may not be comparable to that of other REITs. Further, FFO does not represent amounts available for management’s discretionary use because of needed capital replacement or expansion, debt service obligations or other commitments and uncertainties, nor is it indicative of funds available to fund the Company’s cash needs, including its ability to make distributions. The Company presents FFO per diluted share calculations that are based on the outstanding dilutive common shares plus the outstanding Operating Partnership units for the periods presented.

Earnings before Interest, Taxes, and Depreciation and Amortization ("EBITDA") - The Company believes that EBITDA provides investors a useful financial measure to evaluate its operating performance, excluding the impact of our capital structure (primarily interest expense) and our asset base (primarily depreciation and amortization).

Earnings before Interest, Taxes, and Depreciation and Amortization for Real Estate ("EBITDAre") - The Company believes that EBITDAre provides investors a useful financial measure to evaluate its operating performance, and the Company presents EBITDAre in accordance with Nareit guidelines, as defined in its September 2017 white paper "Earnings Before Interest, Taxes, Depreciation and Amortization for Real Estate." EBITDAre adjusts EBITDA for the following items, which may occur in any period, and refers to these measures as Adjusted EBITDAre: (1) gains or losses on the disposition of depreciated property, including gains or losses on change of control; (2) impairment write-downs of depreciated property and of investments in unconsolidated affiliates caused by a decrease in value of depreciated property in the affiliate; and (3) adjustments to reflect the entity's share of EBITDAre of unconsolidated affiliates.

The Company also evaluates its performance by reviewing Adjusted FFO and Adjusted EBITDAre because it believes that adjusting FFO to exclude certain recurring and non-recurring items described below provides useful supplemental information regarding the Company's ongoing operating performance and that the presentation of Adjusted FFO and Adjusted EBITDAre, when combined with the primary GAAP presentation of net income (loss), more completely describes the Company's operating performance. The Company adjusts FFO available to common share and unit holders for the following items, which may occur in any period, and refers to this measure as Adjusted FFO and Adjusted EBITDAre:

- Transaction costs: The Company excludes transaction costs expensed during the period because it believes that including these costs in FFO does not reflect the underlying financial performance of the Company and its hotels.
- Non-cash ground rent: The Company excludes the non-cash ground rent expense, which is primarily made up of the straight-line rent impact from a ground lease.
- Management/franchise contract transition costs: The Company excludes one-time management and/or franchise contract transition costs expensed during the period because it believes that including these costs in FFO and Adjusted EBITDAre does not reflect the underlying financial performance of the Company and its hotels.
- Interest expense adjustment for acquired liabilities: The Company excludes interest expense adjustment for acquired liabilities assumed in connection with acquisitions, because it believes that including these non-cash adjustments in FFO and Adjusted EBITDAre does not reflect the underlying financial performance of the Company.
- Finance lease adjustment: The Company excludes the effect of non-cash interest expense from finance leases because it believes that including these non-cash adjustments in FFO and Adjusted EBITDAre does not reflect the underlying financial performance of the Company.
- Non-cash amortization of acquired intangibles: The Company excludes the non-cash amortization of acquired intangibles, which includes but is not limited to the amortization of favorable and unfavorable leases or management agreements and above/below market real estate tax reduction agreements because it believes that including these non-cash adjustments in FFO and Adjusted EBITDAre does not reflect the underlying financial performance of the Company.
- Non-cash interest expense, one-time operation suspension expenses, early extinguishment of debt, amortization of share-based compensation expense, issuance costs of redeemed preferred shares, and hurricane-related repairs costs: The Company excludes these items because the Company believes that including these adjustments in FFO does not reflect the underlying financial performance of the Company and its hotels.
- One-time operation suspension expenses, amortization of share-based compensation expense, and hurricane-related costs: The Company excludes these items because it believes that including these costs in EBITDAre does not reflect the underlying financial performance of the Company and its hotels.

The Company presents weighted-average number of basic and fully diluted common shares and units by excluding the dilutive effect of shares issuable upon conversion of convertible debt.

The Company’s presentation of FFO and Adjusted EBITDAre as adjusted by the Company, should not be considered as an alternative to net income (computed in accordance with GAAP) as an indicator of the Company’s financial performance or to cash flow from operating activities (computed in accordance with GAAP) as an indicator of its liquidity. The Company’s presentation of EBITDAre, and as adjusted by the Company, should not be considered as an alternative to net income (computed in accordance with GAAP) as an indicator of the Company’s financial performance or to cash flow from operating activities (computed in accordance with GAAP) as an indicator of its liquidity.

Pebblebrook Hotel Trust
Reconciliation of Net Income (Loss) to FFO and Adjusted FFO
($ in thousands, except share and per-share data)
(Unaudited)

	Three months ended March 31,
	2023	2022

Net income (loss)	$(22,045)	$(100,216)
Adjustments:
Real estate depreciation and amortization	58,284	59,010
Gain on sale of hotel properties	(6,635)	—
Impairment loss	—	60,983
FFO	$29,604	$19,777
Distribution to preferred shareholders and unit holders	(12,152)	(11,344)
Issuance costs of redeemed preferred shares	—	—
FFO available to common share and unit holders	$17,452	$8,433
Transaction costs	53	15
Non-cash ground rent	1,906	1,938
Management/franchise contract transition costs	112	263
Interest expense adjustment for acquired liabilities	541	722
Finance lease adjustment	734	722
Non-cash amortization of acquired intangibles	(4,049)	(542)
Non-cash interest expense	—	49
Amortization of share-based compensation expense	2,879	2,355
Hurricane-related costs	2,785	—
Adjusted FFO available to common share and unit holders	$22,413	$13,955

FFO per common share - basic	$0.14	$0.06
FFO per common share - diluted	$0.14	$0.06
Adjusted FFO per common share - basic	$0.18	$0.11
Adjusted FFO per common share - diluted	$0.18	$0.11

Weighted-average number of basic common shares and units	126,496,795	131,765,112
Weighted-average number of fully diluted common shares and units	126,496,795	131,765,112

See “Considerations Regarding Non-GAAP Financial Measures” of this press release for important considerations regarding our use of non-GAAP financial measures.

Pebblebrook Hotel Trust
Reconciliation of Net Income (Loss) to EBITDA, EBITDAre and Adjusted EBITDAre
($ in thousands)
(Unaudited)

	Three months ended March 31,
	2023	2022

Net income (loss)	$(22,045)	$(100,216)
Adjustments:
Interest expense	27,430	22,572
Income tax expense (benefit)	—	—
Depreciation and amortization	58,369	59,100
EBITDA	$63,754	$(18,544)
Gain on sale of hotel properties	(6,635)	—
Impairment loss	—	60,983
EBITDAre	$57,119	$42,439
Transaction costs	53	15
Non-cash ground rent	1,906	1,938
Management/franchise contract transition costs	112	263
Non-cash amortization of acquired intangibles	(4,049)	(542)
Amortization of share-based compensation expense	2,879	2,355
Hurricane-related costs	2,785	—
Adjusted EBITDAre	$60,805	$46,468

See “Considerations Regarding Non-GAAP Financial Measures” of this press release for important considerations regarding our use of non-GAAP financial measures.

Pebblebrook Hotel Trust
Reconciliation of Q2 2023 Outlook Net Income (Loss) to FFO and Adjusted FFO
($ in millions, except per share data)
(Unaudited)

	Three months ending June 30, 2023
	Low	High

Net income (loss)	$34	$39
Adjustments:
Real estate depreciation and amortization	59	59
(Gain) loss on sale of hotel properties	(23)	(23)
Impairment loss	—	—
FFO	$70	$75
Distribution to preferred shareholders and unit holders	(12)	(12)
FFO available to common share and unit holders	$58	$63
Non-cash ground rent	2	2
Amortization of share-based compensation expense	3	3
Other	2	2
Adjusted FFO available to common share and unit holders	$65	$70

FFO per common share - diluted	$0.47	$0.51
Adjusted FFO per common share - diluted	$0.52	$0.57

Weighted-average number of fully diluted common shares and units	124.2	124.2

See “Considerations Regarding Non-GAAP Financial Measures” of this press release for important considerations regarding our use of non-GAAP financial measures. Any differences are a result of rounding.

Pebblebrook Hotel Trust
Reconciliation of Q2 2023 Outlook Net Income (Loss) to EBITDA, EBITDAre and Adjusted EBITDAre
($ in millions)
(Unaudited)

	Three months ending June 30, 2023
	Low	High

Net income (loss)	$34	$39
Adjustments:
Interest expense and income tax expense	32	32
Depreciation and amortization	59	59
EBITDA	$125	$130
(Gain) loss on sale of hotel properties	(23)	(23)
Impairment loss	—	—
EBITDAre	$102	$107
Non-cash ground rent	2	2
Amortization of share-based compensation expense	3	3
Other	1	1
Adjusted EBITDAre	$108	$113

See “Considerations Regarding Non-GAAP Financial Measures” of this press release for important considerations regarding our use of non-GAAP financial measures. Any differences are a result of rounding.

Pebblebrook Hotel Trust
Same-Property Statistical Data
(Unaudited)

	Three months ended March 31,
	2023	2022

Same-Property Occupancy	58.0%	48.5%
2023 vs. 2022 Increase/(Decrease)	19.6%

Same-Property ADR	$295.02	$297.31
2023 vs. 2022 Increase/(Decrease)	(0.8%)

Same-Property RevPAR	$171.05	$144.33
2023 vs. 2022 Increase/(Decrease)	18.5%

Same-Property Total RevPAR	$266.92	$215.69
2023 vs. 2022 Increase/(Decrease)	23.8%

Notes:
The schedule of hotel results for the three months ended March 31 includes information from all of the hotels the Company owned as of March 31, 2023, except for the following:

     •Q1 Same-Property Exclusions: 1 Hotel San Francisco, LaPlaya Beach Resort & Club

These hotel results for the respective periods may include information reflecting operational performance prior to the Company's ownership of the hotels. Any differences are a result of rounding.

The information above has not been audited and is presented only for comparison purposes.

Pebblebrook Hotel Trust
Same-Property Statistical Data - by Market
(Unaudited)

Three months ended March 31,
2023 vs. 2022
Same-Property RevPAR variance:
Washington DC	126.6%
San Francisco	117.5%
Seattle	71.6%
Chicago	50.7%
Portland	34.5%
San Diego	19.9%
Los Angeles	14.9%
Boston	9.8%
Other	1.4%
Southern Florida/Georgia	(7.6%)

Urban	32.8%
Resorts	(1.1%)

Notes:
The schedule of hotel results for the three months ended March 31 includes information from all of the hotels the Company owned as of March 31, 2023, except for the following:

     •Q1 Same-Property Exclusions: 1 Hotel San Francisco, LaPlaya Beach Resort & Club

"Other" includes Newport, RI and Santa Cruz, CA.

These hotel results for the respective periods may include information reflecting operational performance prior to the Company's ownership of the hotels. Any differences are a result of rounding.

The information above has not been audited and is presented only for comparison purposes.

Pebblebrook Hotel Trust
Hotel Operational Data
Schedule of Same-Property Results
($ in thousands)
(Unaudited)

	Three months ended March 31,
	2023	2022

Same-Property Revenues:
Room	$185,659	$156,647
Food and beverage	72,504	53,318
Other	31,555	24,131
Total hotel revenues	289,718	234,096

Same-Property Expenses:
Room	$53,441	$39,878
Food and beverage	55,112	40,909
Other direct	7,569	6,273
General and administrative	26,681	21,322
Information and telecommunication systems	4,978	4,129
Sales and marketing	23,984	17,754
Management fees	8,063	7,404
Property operations and maintenance	12,605	10,779
Energy and utilities	10,496	8,871
Property taxes	15,177	18,356
Other fixed expenses	12,340	11,130
Total hotel expenses	230,446	186,805

Same-Property EBITDA	$59,272	$47,291

Same-Property EBITDA Margin	20.5%	20.2%

Notes:
The schedule of hotel results for the three months ended March 31 includes information from all of the hotels the Company owned as of March 31, 2023, except for the following:

     •Q1 Same-Property Exclusions: 1 Hotel San Francisco, LaPlaya Beach Resort & Club

These hotel results for the respective periods may include information reflecting operational performance prior to the Company's ownership of the hotels. Any differences are a result of rounding.

The information above has not been audited and is presented only for comparison purposes.

Pebblebrook Hotel Trust
Historical Operating Data
($ in millions except ADR and RevPAR data)
(Unaudited)

Historical Operating Data:

	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Full Year
	2019	2019	2019	2019	2019

Occupancy	75%	86%	86%	77%	81%
ADR	$254	$274	$271	$250	$263
RevPAR	$190	$235	$233	$192	$213

Hotel Revenues	$325.2	$402.9	$396.9	$343.3	$1,468.4
Hotel EBITDA	$86.9	$143.0	$135.0	$93.0	$457.9
Hotel EBITDA Margin	26.7%	35.5%	34.0%	27.1%	31.2%

	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Full Year
	2022	2022	2022	2022	2022

Occupancy	48%	69%	73%	59%	62%
ADR	$312	$326	$325	$293	$315
RevPAR	$151	$225	$236	$173	$197

Hotel Revenues	$258.2	$391.1	$407.0	$313.4	$1,369.8
Hotel EBITDA	$59.5	$136.9	$130.5	$60.9	$387.8
Hotel EBITDA Margin	23.0%	35.0%	32.1%	19.4%	28.3%

	First Quarter
	2023

Occupancy	57%
ADR	$300
RevPAR	$172

Hotel Revenues	$300.0
Hotel EBITDA	$58.4
Hotel EBITDA Margin	19.5%

Notes:
These historical hotel operating results include information for all of the hotels the Company owned as of March 31, 2023, as if they were owned as of January 1, 2019. These historical operating results include periods prior to the Company's ownership of the hotels. The information above does not reflect the Company's corporate general and administrative expense, interest expense, property acquisition costs, depreciation and amortization, taxes and other expenses.

These hotel results for the respective periods may include information reflecting operational performance prior to the Company's ownership of the hotels. Any differences are a result of rounding.

The information above has not been audited and is presented only for comparison purposes.

Pebblebrook Hotel Trust
2023 Same-Property Inclusion Reference Table

Hotels	Q1	Q2	Q3	Q4

Hotel Monaco Seattle	X
Hotel Vintage Seattle	X
LaPlaya Beach Resort & Club
1 Hotel San Francisco			X	X

Notes:
A property marked with an "X" in a specific quarter denotes that the same-property operating results of that property are included in the Same-Property Statistical Data and in the Schedule of Same-Property Results.

The Company's first quarter Same-Property RevPAR, RevPAR Growth, Total RevPAR, Total RevPAR Growth, ADR, Occupancy, Revenues, Expenses, EBITDA and EBITDA Margin include all of the hotels the Company owned as of March 31, 2023, except for the following:
     - 1 Hotel San Francisco
     - LaPlaya Beach Resort & Club

The Company's estimates and assumptions for Same-Property RevPAR, RevPAR Growth, Total RevPAR, Total RevPAR Growth, ADR, Occupancy, Revenues, Expenses, EBITDA and EBITDA Margin for the second quarter of 2023 include all of the hotels the Company owned as of April 26, 2023, except for the following:
     - 1 Hotel San Francisco
     - LaPlaya Beach Resort & Club
     - Hotel Monaco Seattle
     - Hotel Vintage Seattle

Operating statistics and financial results may include periods prior to the Company's ownership of the hotels.